               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                       SEQUA CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[Logo]

                               SEQUA CORPORATION
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

            ----------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1999

            ----------------------------------------------------------
     The annual meeting of stockholders of SEQUA CORPORATION (the 'Company') will be held in Conference Room A on the 11th floor, 270 Park Avenue, New York, New York, on Thursday, May 6, 1999, at 11 A.M., for the following purposes:

          1. To elect directors;

          2. To consider and vote on a proposal to amend the Sequa Corporation Restated Certificate of Incorporation, as amended, to increase the number of shares of Class A Common Stock that the Company is authorized to issue from 25,000,000 to 50,000,000 and to increase the number of shares of Class B Common Stock that the Company is authorized to issue from 5,000,000 to 10,000,000;

          3. To ratify the appointment of Arthur Andersen LLP, independent public accountants; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 18, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company's address set forth above.

                                          By order of the Board of Directors,



                                          Steven R. Lowson
                                          Secretary

New York, N.Y.
March   , 1999

                                   IMPORTANT
PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID WHITE ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, YOU MUST RETURN THE ENCLOSED POSTPAID ATTENDANCE CARD AS QUICKLY AS POSSIBLE.
               NO ONE WILL BE ADMITTED WITHOUT AN ATTENDANCE CARD.
                          THANK YOU FOR ACTING PROMPTLY.

                               SEQUA CORPORATION
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1999

                                PROXY STATEMENT

                        PERSONS MAKING THE SOLICITATION

     The accompanying proxy is being solicited by the Board of Directors of Sequa Corporation (the 'Company') for use at the annual meeting of stockholders to be held on Thursday, May 6, 1999, or any adjournment thereof. If such proxy is properly signed and returned prior to the meeting, the shares with respect to which the proxy is given will be voted as indicated thereon; provided, however, that a stockholder may revoke his proxy at any time prior to its use at the meeting, either by giving written notice addressed to the Secretary of the Company, at its executive offices located at 200 Park Avenue, New York, New York 10166, or by withdrawing his proxy and voting in person at the meeting. The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails but directors, officers and regular employees of the Company, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Company will also request banks, brokers and other nominee holders of the Company's shares to forward proxy materials to their principals or customers who are beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so. The Company anticipates that mailing of proxy material to stockholders will commence on or about March 31, 1999.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Only stockholders of record at the close of business on March 18, 1999, the record date with respect to this solicitation, will be entitled to notice of, and to vote at, the meeting. On the record date, there were outstanding shares of the Company's Class A Common Stock, no par value ('Class A
Common Stock'),           shares of the Company's Class B Common Stock, no par
value ('Class B Common Stock'), and         shares of the Company's $5.00
Cumulative Convertible Preferred Stock, par value $1.00 per share ('Preferred Stock'), which constitute the only outstanding voting securities. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock, and each share of Preferred Stock is convertible at any time into 1.322 shares of Class A Common Stock, subject to certain adjustments. Each share of Class A Common Stock and each share of Preferred Stock have one vote and, with respect to all matters to come before the meeting, will vote with the Class B Common Stock, which has ten votes per share. The presence in person or by proxy of stockholders of record representing in the aggregate a majority of the combined outstanding voting rights of all classes of stock of the Company entitled to vote shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted in determining the existence of a quorum. Proxies marked as abstentions, or to withhold a vote from a nominee as a director in the case of the election of directors, will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will therefore have no effect on the vote. Directors shall be elected by a plurality of votes cast. The affirmative vote of the holders of shares of stock representing a majority of the combined voting rights of all eligible classes of stock present or represented at the meeting is required for approval of all other matters to be presented at this meeting. Votes are counted preliminarily by the Company's transfer agent through its automated system and, finally, at the Annual Meeting of Stockholders, by the Inspectors of Election.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

     The table below sets forth information with respect to any person (other than the Company's directors) known to the Company to be the beneficial owner of more than five percent of any class of the Company's outstanding voting securities as of March 1, 1999. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

                                                            NUMBER OF SHARES                   PERCENT OF
                                                               OF CLASS A       PERCENT OF     AGGREGATE
NAME AND ADDRESS                                              COMMON STOCK        CLASS       VOTING POWER
---------------------------------------------------------   ----------------    ----------    ------------

Gabelli Funds, Inc. .....................................       1,322,631(1)       18.77(1)        3.25(1)
  (and affiliates)
One Corporate Center
Rye, NY 10580-1434

Sequa Corporation Master Trust ..........................         544,800(2)        7.73           1.34
  (for participating pension plans)
c/o The Bank of New York
  (as Master Trustee)
One Wall Street
New York, NY 10286

                                                            NUMBER OF SHARES                   PERCENT OF
                                                               OF CLASS B       PERCENT OF     AGGREGATE
                                                              COMMON STOCK        CLASS       VOTING POWER
                                                            ----------------    ----------    ------------

Gabelli Funds, Inc. .....................................         980,900(1)       29.46(1)       24.07(1)
  (and affiliates)
One Corporate Center
Rye, NY 10580-1434

                                                               NUMBER OF                       PERCENT OF
                                                               SHARES OF        PERCENT OF     AGGREGATE
                                                            PREFERRED STOCK       CLASS       VOTING POWER
                                                            ----------------    ----------    ------------

Gabelli Funds, Inc. .....................................         166,500(1)       40.34(1)       (3)
  (and affiliates)
One Corporate Center
Rye, NY 10580-1434

Forest Investment Management LLC ........................         109,700          26.57          (3)
  (and affiliates)
53 Forest Avenue
Old Greenwich, CT 06870

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Gabelli Funds, Inc. and GAMCO Investors, Inc. (and affiliates) (collectively, the 'Gabelli Companies') own beneficially all classes of the Company's stock. Pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the total of the Gabelli Companies' Class A Common Stock, Class B Common Stock (if converted into Class A Common Stock) and Preferred Stock (if converted into Class A Common Stock) would give the Gabelli Companies aggregate holdings of 2,523,710 shares of Class A Common Stock, or 30.60 percent of that class. This would represent 7.91 percent of the total votes then outstanding (after conversions to Class A of all Gabelli Companies' stock) in all classes. If no conversions were done, the total current holdings of all three classes of stock by the Gabelli Companies gives them 27.73 percent of the aggregate voting power of all Company stock. Of the Preferred Stock, the Gabelli Companies have shared voting power with respect to 28,000 shares and no voting power with respect to 3,400 shares. In connection with their shares of Class B Common Stock, the Gabelli Companies have shared voting power with respect to 194,500 shares and no voting power with respect to 10,500 shares. The data as to holdings of the Gabelli Companies is based on their most recent filings made with the Securities and Exchange Commission (November 9, 1998: Class A Common Stock; May 28, 1998: Class B Common Stock; May 5, 1998: Preferred Stock).

(2) All of the shares of Class A Common Stock held by the Sequa Corporation Master Trust (the 'Trust') are voted by the Trust's Investment Committee, composed of certain officers of the Company. Such committee also makes decisions regarding acquisitions and dispositions of Company stock for the Trust.

(3) Less than 1%.

SECURITY OWNERSHIP BY MANAGEMENT

     The following table provides information as to the Company's voting securities beneficially owned as of March 1, 1999, by the Company's directors, the named executive officers of the Company and by all such directors and executive officers as a group. None of the Company's executive officers or directors is the beneficial owner of any Preferred Stock (with the exception of 400 shares owned by a trust in which the children of an executive officer have a partial remainder interest, and as to which the executive officer, who is the trustee, disclaims beneficial ownership). Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

                                                                                                         PERCENT
                                           NUMBER OF                          NUMBER OF                    OF
                                           SHARES OF              PERCENT     SHARES OF      PERCENT    AGGREGATE
                                            CLASS A                 OF         CLASS B         OF        VOTING
                                          COMMON STOCK             CLASS     COMMON STOCK     CLASS       POWER
                                          ------------            -------    ------------    -------    ---------
     Norman E. Alexander...............     2,164,024(a)(b)(c)     30.71       1,946,647(d)   58.46       53.07
     Leon Black........................           603               --              None       --         --
     Alvin Dworman.....................         1,163              (e)              None       --         (e)
     David S. Gottesman................         8,147              (e)              None       --         (e)
     Gerald S. Gutterman...............        19,748(c)           (e)            13,585      (e)         (e)
     Stuart Z. Krinsly.................        62,357(a)(c)        (e)            65,933(d)    1.98        1.77
     Donald D. Kummerfeld..............           200              (e)              None       --         (e)

                                                  (table continued on next page)

(table continued from previous page)

                                                                                                         PERCENT
                                           NUMBER OF                          NUMBER OF                    OF
                                           SHARES OF              PERCENT     SHARES OF      PERCENT    AGGREGATE
                                            CLASS A                 OF         CLASS B         OF        VOTING
                                          COMMON STOCK             CLASS     COMMON STOCK     CLASS       POWER
                                          ------------            -------    ------------    -------    ---------
     Richard S. LeFrak.................         2,647              (e)               500      (e)         (e)
     John J. Quicke....................        21,000(f)(g)        (e)              None       --         (e)
     Michael I. Sovern.................         1,000              (e)              None       --         (e)
     Fred R. Sullivan..................         2,323(h)           (e)               648(h)   (e)         (e)
     Gerald Tsai, Jr...................           500              (e)              None       --         (e)
     Martin Weinstein..................        21,991(a)           (e)              None       --         (e)
     All executive officers and
       directors as a group (13 persons
       consisting of the above)........     2,305,803(a)(b)(c)(f)  32.72       2,025,410(d)   60.83       55.35

------------

 (a) Includes certain shares held for the benefit of the named executive officer in the Company's 401-K Plan.

 (b) Includes 37,415 shares of Class A Common Stock owned by the Norman and Marjorie Alexander Foundation, as to which Mr. Alexander disclaims beneficial ownership.

 (c) Does not include shares held by the Sequa Corporation Master Trust (see 'Security Ownership by Certain Beneficial Owners,' above), of which Messrs. Alexander, Krinsly and Gutterman are members of its Investment Committee.

 (d) Includes 1,903 shares of Class B Common Stock held in trust for the benefit of Mr. and Mrs. Alexander and Mr. Alexander's estate. Mr. Krinsly and another individual share voting and investment power with respect to such shares, and Mr. Alexander retains the sole right to remove such shares from the trust at any time and replace them with other property. In the sum of shares held by all directors and executive officers, these trust holdings are counted only once.

 (e) Less than 1%.

 (f) Includes shares of Class A Common Stock which may be obtained upon the exercise, within sixty days of the date of this Proxy Statement, of stock options by Mr. Quicke -- 8,500; and by all executive officers as a group -- 8,500.

     The stock options owned by Mr. Quicke have an exercise price of $24.75 and expire in 2000. The closing price of the Class A Common Stock on March 18,
     1999 was $      .

 (g) Includes 400 shares of Class A Common Stock owned by minor children of Mr. Quicke, as to which he disclaims beneficial ownership.

 (h) Includes 1,209 shares of Class A Common Stock and 198 shares of Class B Common Stock owned by Mrs. Fred R. Sullivan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of, or transactions in, the Company's securities. Reports received by the Company indicate that all such directors and officers have filed all requisite reports with the SEC on a timely basis during or with respect to 1998.

                             ELECTION OF DIRECTORS

DIRECTORS

     At the meeting, eleven directors are to be elected to hold office until the next annual meeting and until their successors shall have been elected. If no other instructions are given, the persons named in the enclosed form of proxy will vote for the election of the nominees named in the table below. In case any such nominee should become unavailable for any reason, an event not now anticipated, the proxy holders reserve the right to substitute another person of their choice in his place. Each of the nominees has previously been elected by the stockholders.

                                                                   PRESENT OCCUPATION AND
               NAME AND AGE                                           OTHER INFORMATION
------------------------------------------  ---------------------------------------------------------------------
Norman E. Alexander ......................  Chairman of the Board and Chief Executive Officer of the Company
Age 84                                        since 1975. Served as President and Chief Executive Officer from
                                              1957 to 1975 and as President from 1982 to 1983. Has been a director of the Company since 1957 and is a member of the Executive
                                              Committee. May be deemed to be a control person of the Company (see
                                              'Voting Securities and Ownership Thereof by Certain Beneficial
                                              Owners and Management'). Also a director and Chairman of the Board of Chock Full O' Nuts Corporation and a director of Richton
                                              International Corporation.
Leon Black ...............................  Principal and Founding Partner, Apollo Management, L.P. (since 1995),
Age 47                                        Apollo Advisors, L.P. (since 1990) and related entities (private investment firms). Has been a director of the Company since
                                              December 1997. Also a Trustee of Mt. Sinai Hospital, Prep for Prep,
                                              Converse, Inc., Samsonite Corporation, Telemundo Group, Inc.,
                                              United Rentals, Inc., Vail Resorts, Inc., The Jewish Museum,
                                              Cardozo School of Law, Vail Valley Foundation and the Museum of
                                              Modern Art.
Alvin Dworman ............................  Chairman, ADCO Group (a financial services, merchant banking and real
Age 73                                        estate company) since 1981; also, Chairman, Lee National Corp. (a financial services, merchant banking and real estate company) since the late 1960's. Has been a director of the Company since 1987 and is a member of the Audit Committee.
David S. Gottesman .......................  Managing Partner, First Manhattan Co. (an investment management
Age 72                                        company) since 1964. Has been a director of the Company since 1982 and is Chairman of the Nominating Committee.

                                                                   PRESENT OCCUPATION AND
               NAME AND AGE                                           OTHER INFORMATION
------------------------------------------  ---------------------------------------------------------------------
Stuart Z. Krinsly ........................  Senior Executive Vice President and General Counsel of the Company
Age 81                                        since 1982; from 1978 to 1982, served as Executive Vice President and has been the Company's General Counsel since 1965. Has been a director and officer of the Company since 1957 and is a member of the Executive Committee. Also a director of Chock Full O' Nuts
                                              Corporation.
Donald D. Kummerfeld .....................  President, Magazine Publishers of America (a publishing trade
Age 64                                        organization) since 1987 and Chairman, Kummerfeld Associates (an investment banking and financial advisory firm) since 1985. From
                                              1978 to 1985, was President and Chief Operating Officer, News
                                              America Publishing, Inc. Has been a director of the Company since
                                              1983 and is a member of the Compensation Committee.
Richard S. LeFrak ........................  President, Lefrak Organization, Inc. (a diversified, privately held
Age 53                                        company active in major residential and commercial real estate development projects, oil and gas exploration, finance and entertainment production) since 1975. Has been a director of the
                                              Company since 1986 and is a member of the Nominating Committee.
John J. Quicke ...........................  President and Chief Operating Officer of the Company since March
Age 49                                        1993. Served as Senior Executive Vice President, Operations, of the
                                              Company from June 1992 to March 1993; from February 1991 to June
                                              1992, served as Vice President, Financial Services, of the Company;
                                              from 1987 to February 1991, served as Vice President, Financial
                                              Projects, of the Company. Held various offices and positions in
                                              Chromalloy American Corporation (which became a subsidiary of the
                                              Company in 1986) from 1979 to 1987. Has been a director of the
                                              Company since 1993 and is a member of the Executive Committee.
Michael I. Sovern ........................  Chancellor Kent Professor of Law and President Emeritus of Columbia
Age 67                                        University since 1993; President of Columbia University from 1980 to 1993; President of the Shubert Foundation since 1996. Served as
                                              Advisor to the Board of Directors of the Company from 1990 to May
                                              1996, when he was elected to serve as a director, and is a member of the Nominating Committee. Also a director of AT&T, Warner-
                                              Lambert and the Shubert Organization.

                                                                   PRESENT OCCUPATION AND
               NAME AND AGE                                           OTHER INFORMATION
------------------------------------------  ---------------------------------------------------------------------
Fred R. Sullivan .........................  Chairman of the Board and Chief Executive Officer, Richton
Age 84                                        International Corporation (a diversified service company) since
                                              1989. From 1987 to 1990, served as Chairman of the Board and
                                              President, Interim Systems Corporation (a temporary personnel and health care service company). Prior to 1987, served as Chairman of the Board and President, Kidde, Inc. (a multi-market manufacturing and service company). Has been a director of the Company since 1962 and is a member of the Audit Committee.
Gerald Tsai, Jr. .........................  Private investor. From February 1993 to October 1997, served as
Age 70                                        Chairman, President and Chief Executive Officer, Delta Life
                                              Corporation (an insurance company); private investor from 1991 to
                                              1993; Chairman of the Executive Committee of the Board of
                                              Directors, Primerica Corporation (a diversified financial services company) from 1988 to 1991; from 1987 to 1988, was Chairman and
                                              Chief Executive Officer of Primerica; and from 1982 to 1987, held several other offices at Primerica. Has been a director of the
                                              Company since 1976 and is Chairman of the Compensation Committee and of the Audit Committee. Also a director of the Meditrust
                                              Companies, Rite Aid Corporation, Saks Incorporated, Triarc
                                              Companies, Inc., United Rentals, Inc. and Zenith National Insurance
                                              Corp. Also a Trustee of Boston University, Mount Sinai - NYU
                                              Medical Center and NYU School of Medicine Foundation.

     During 1998, the Company's Board of Directors held nine regularly scheduled meetings. All of the directors, except for Mr. Black, attended at least 75% of the aggregate of regularly scheduled Board meetings and meetings of committees of which they are members, respectively.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE 'FOR' THE
                  ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's standing committees are Executive, Audit, Compensation and Nominating. During 1998, membership on those committees consisted of the following: Executive Committee: Messrs. Alexander, Dworman, Krinsly, Quicke and, until May 7, 1998, Mr. A. Leon Fergenson; Audit Committee: Messrs. Dworman, Sullivan and Tsai; Compensation Committee: Messrs. Kummerfeld, Tsai and, until May 7, 1998, Mr. Fergenson; and Nominating Committee: Messrs. Gottesman, LeFrak and Sovern. Mr. Fergenson did not stand for reelection at the 1998 Annual Meeting and became an honorary director on May 7, 1998. The Executive Committee acts in place of the full Board of Directors between meetings thereof, evaluates a variety of projects of the Company and makes recommendations to the Board. The Executive Committee held two meetings during 1998. The activities of the Audit Committee include a review with the independent auditors of the plans and results of the audit engagement; conferring with respect to audit activities; consideration of the independence of the auditors; review of the auditors' fees and the recommendation to the Board as to the engagement of the auditors. During 1998, the Audit Committee held two meetings. The Compensation Committee recommends to the Board the compensation arrangements for directors and officers. During 1998, the Compensation Committee held two meetings. The Nominating Committee selects candidates for election to the Board of Directors or to fill vacancies thereon, after consideration of nominees proposed to it in writing, provided that such nominees have agreed in writing to be candidates for the Board of Directors. The Nominating Committee did not meet during 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with Mr. Quicke's relocation to New York, the Company made a $300,000 interest-free loan in 1993, payable on demand, and secured by a second mortgage on his home. Since 1996, Mr. Quicke has repaid an aggregate of $225,000 of this loan. Accordingly, the principal balance of his loan has been reduced to $75,000.

     Alex Alexander, brother of Norman E. Alexander (Chairman, Chief Executive Officer and a director of the Company), performs a variety of real estate and marketing services for Chromalloy Men's Apparel Group Inc. (a subsidiary of the Company), including participating in sales force performance and budget reviews and leasing and acquisition matters. He is compensated at an annual rate of $80,340 plus certain employee benefits. This arrangement commenced in early 1994, and the aggregate cost to the Company of such payments and benefits in 1998 was $90,391.

     The Sequa Corporation Master Trust for participating pension plans (the 'Trust') is a limited partner in Apollo Investment Funds, L.P., in which Mr. Leon Black, a director of the Company, is a general partner. The Trust has committed an aggregate of $12.5 million to these funds, less than half of which had been invested by December 31, 1998. The remainder could be called during 1999 or thereafter. The Trust's capital contributions to date and unfunded commitments represent approximately 5.0% of the total assets of the Trust.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company received an annual retainer of $35,000 for 1998 and $500 for each meeting attended. Non-employee members of the Executive Committee, Audit Committee, Nominating Committee and Compensation Committee receive an additional annual fee of $5,000, $3,500, $2,500 and $3,500, respectively, and $500 for each committee meeting attended. The Company also reimburses its non-employee directors for travel, lodging and related expenses they may incur in attending Board and Committee meetings. Each director who is not an employee of the Company may elect to participate in the 1998 Directors' Stock Compensation Plan, whereby the participating director receives his annual retainer and meeting fees in the form of restricted shares of the Company's Class A Common Stock, in lieu of cash.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid for services rendered in all capacities to the Company and its subsidiaries with respect to 1996, 1997 and 1998 to the Chief Executive Officer of the Company and to the next four most highly compensated executive officers.

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                             ------------
                                                          ANNUAL COMPENSATION                   AWARDS
                                                ----------------------------------------     ------------
                                                                               OTHER          SECURITIES          ALL
               NAME AND                                                        ANNUAL         UNDERLYING         OTHER
               PRINCIPAL                                         BONUS      COMPENSATION       OPTIONS/       COMPENSATION
               POSITION                  YEAR     SALARY         ($)(1)         ($)            SARS(#)            ($)
---------------------------------------  ----   ----------     ----------   ------------     ------------     ------------

Norman E. Alexander ...................  1998   $1,277,610     $1,210,209       --               15,000         $  4,800(2)
  Chairman and Chief Executive Officer   1997    1,173,581      1,152,563       --               --                4,750(2)
                                         1996    1,131,491        378,979       --               --                4,500(2)

John J. Quicke ........................  1998      513,065        437,325       --               12,000            5,579(2)
  President and Chief Operating Officer  1997      449,842        250,154       --               --                6,313(2)
                                         1996      428,820        188,236       --               --                5,864(2)

Stuart Z. Krinsly .....................  1998      683,338        597,481       --               12,000            4,935(2)
  Senior Executive Vice President and    1997      627,703        569,041       --               --                5,034(2)
  General Counsel                        1996      605,193        187,123       --               --                4,776(2)

Gerald S. Gutterman ...................  1998      414,651        361,931       --               --                5,446(2)
  Executive Vice President, Finance and  1997      384,481        347,981       --               --                6,021(2)
  Administration                         1996      373,330        115,432       --               --                5,741(2)

Martin Weinstein ......................  1998      465,795        448,110       --               12,000            4,800(2)
  Senior Vice President, Gas Turbine     1997      425,750        385,650       --               --                4,750(2)
  Operations                             1996      438,440(3)     170,529       --               --                4,500(2)

------------

(1) Bonuses are paid in the first quarter of the year following the year with respect to which they have been earned (i.e., bonuses earned with respect to 1998 are paid in the first quarter of 1999; these bonuses are reported in the Summary Compensation Table, above, on the 1998 Bonus line).

(2) These amounts consist of a matching contribution by the Company under the respective 401-K Plan in which each executive officer participates ($4,500 as to each named executive officer in 1996, $4,750 in 1997, and $4,800 in
    1998), plus (i) with respect to Mr. Quicke, $1,364, $1,563 and $779 for executive term life insurance premiums in 1996, 1997 and 1998, respectively;
    (ii) with respect to Mr. Krinsly, $276, $284 and $135 for executive term life insurance premiums in 1996, 1997 and 1998, respectively; and (iii) with respect to Mr. Gutterman, $1,241, $1,271 and $646 for executive term life insurance premiums in 1996, 1997 and 1998, respectively.

(3) This amount includes $81,000 for additional compensation in connection with Mr. Weinstein's management of another Chromalloy Gas Turbine operation, Chromalloy New York (formerly, Chromalloy Research and Technology), commencing in June 1993 and ending upon the termination of this temporary assignment, which occurred on December 31, 1996. This amount reflects an across-the-board three percent salary reduction at Chromalloy Gas Turbine (terminated December 31, 1996).

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth all stock options (there are no SARs) granted to the Chief Executive Officer of the Company and to the next four most highly compensated executive officers during 1998. All option grants are for shares of Class A Common Stock.

                                                     INDIVIDUAL GRANTS
                               --------------------------------------------------------------
                                 NUMBER OF          PERCENT OF
                                SECURITIES        TOTAL OPTIONS
                                UNDERLYING          GRANTED TO      EXERCISE OR
                                  OPTIONS           EMPLOYEES       BASE PRICE     EXPIRATION        GRANT DATE
            NAME               GRANTED(#)(1)      IN FISCAL YEAR      ($/SH)          DATE       PRESENT VALUE($)(2)
----------------------------   -------------      --------------    -----------    ----------    -------------------
Norman E. Alexander.........       15,000(3)            3.5%          $ 58.00       9/24/2003         $ 222,000
Stuart Z. Krinsly...........       12,000(4)            2.8             58.00       9/24/2003           177,600
John J. Quicke..............       12,000(4)            2.8             58.00       9/24/2003           177,600
Gerald S. Gutterman.........          --                --                --            --                 --
Martin Weinstein............       12,000(4)            2.8             58.00       9/24/2003           177,600

------------

(1) No stock appreciation rights ('SARs') were granted during 1998. The options vest in three equal annual installments, commencing on the first anniversay of the date of grant.

(2) Grant Date Present Value is determined using the Black-Scholes option pricing model based on the following assumptions: (a) an expected option term of four years which reflects a reduction of the actual five year term of an option based on historical data regarding the average length of time an optionee holds an option before exercising; (b) a risk-free rate of return of 4.55%, the yield of a five-year U.S. Government bond; (c) stock price volatility of 22.2%; and (d) an expected dividend yield of 0%. The Grant Date Present Values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the Class A Common Stock over the exercise price on the date the option is exercised.

(3) This option grant consists entirely of a non-qualified option.

(4) These option grants consist of incentive stock options ('ISOs') with respect to 5,172 shares and non-qualified options with respect to the balance.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES TABLE

     The following table shows the number of shares of Class A Common Stock acquired on exercise and the value realized by each of the named executive officers, and the number of shares of Class A

Common Stock represented by outstanding unexercised stock options (there are no SARs) held by each of the named executive officers as of December 31, 1998.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                          OPTIONS                   IN-THE-MONEY OPTIONS
                                   SHARES                          AT FISCAL YEAR-END(#)           AT FISCAL YEAR-END($)
                                ACQUIRED ON         VALUE       ----------------------------    ----------------------------
            NAME                EXERCISE(#)      REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------   --------------    -----------    -----------    -------------    -----------    -------------

Norman E. Alexander.........       15,000         $ 377,813        --              15,000           --            $28,125
John J. Quicke..............        8,000           208,300         8,500          12,000        $ 298,563         22,500
Stuart Z. Krinsly...........       12,500           314,844        --              12,000           --             22,500
Gerald S. Gutterman.........        5,000           131,563        --              --               --             --
Martin Weinstein............       11,000           347,875        --              12,000           --             22,500

PENSION PLANS

     The following tables show the estimated annual pension benefits payable to each covered participant at normal retirement age under the Company's qualified defined benefit pension plans, taking into account any applicable nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and any existing individual agreements, based on remuneration that is covered under the plans and agreements and years of service with the Company and its subsidiaries. There are separate pension plans within the Company for various subsidiaries.

                            PENSION PLAN TABLE -- A

                                                           YEARS OF SERVICE
                 PLAN                     --------------------------------------------------
             COMPENSATION                    30           35            40            45
---------------------------------------   --------    ----------    ----------    ----------

$  400,000.............................   $191,762    $  223,722    $  255,683    $  287,643
   600,000.............................    291,762       340,389       389,016       437,643
   800,000.............................    391,762       457,056       522,349       587,643
 1,000,000.............................    491,762       573,722       655,683       737,643
 1,200,000.............................    591,762       690,389       789,016       887,643
 1,400,000.............................    691,762       807,056       922,349     1,037,643
 1,600,000.............................    791,762       923,722     1,055,683     1,187,643
 1,800,000.............................    891,762     1,040,389     1,189,016     1,337,643

     Table A applies to Messrs. Alexander, Krinsly and Gutterman.

     Mr. Alexander is required to be paid $243,779 annually from the qualified defined benefit portion of the aggregate benefit shown in Table A. Mr. Krinsly's pension benefit is subject to actuarial increases for commencement after age 65. As of January 1, 1999, his total annual pension including actuarial increases is $1,219,048. This increased benefit replaces the lower amount shown in Table A for Mr. Krinsly. Effective January 1, 1998, Mr. Krinsly elected to begin receiving $650,998 annually from the qualified defined benefit portion of his total annual pension. As a result of that election, there will be no further actuarial increases in Mr. Krinsly's total pension after December 31, 1997.

                            PENSION PLAN TABLE -- B

                                                                    YEARS OF SERVICE
                          PLAN                              --------------------------------
                      COMPENSATION                             30          35          40
---------------------------------------------------------   --------    --------    --------

$300,000.................................................   $129,049    $150,557    $164,057
 400,000.................................................    174,049     203,057     221,057
 500,000.................................................    219,049     255,557     278,057
 600,000.................................................    264,049     308,057     335,057
 700,000.................................................    309,049     360,557     392,057
 800,000.................................................    354,049     413,057     449,057

     Table B applies to Mr. Quicke.

                            PENSION PLAN TABLE -- C

                                                                    YEARS OF SERVICE
                          PLAN                              --------------------------------
                      COMPENSATION                             30          35          40
---------------------------------------------------------   --------    --------    --------

$400,000.................................................   $217,162    $237,672    $258,182
 500,000.................................................    273,564     299,202     324,839
 600,000.................................................    329,967     360,732     391,497
 700,000.................................................    386,369     422,262     458,154

     Table C applies to Mr. Weinstein.

     Compensation covered by the plans is total pay for services, including elective deferrals to qualified plans, but excluding severance payments, expense reimbursements, and other non-wage items. With respect to Messrs. Alexander, Krinsly and Gutterman, benefits are based on their respective highest average annual compensation in any five consecutive years of employment with the Company. With respect to Mr. Quicke, benefits are based on his average compensation for all years after 1989. With respect to Mr. Weinstein, benefits are based on his average compensation for all years after 1979.

     The credited years of service and plan compensation for the named executive officers are:

                                                                   ESTIMATED
                                                                 CREDITED YEARS        PLAN
                                                                  OF SERVICE*      COMPENSATION
                                                                 --------------    ------------

Alexander.....................................................         42           $1,532,346
Krinsly.......................................................         42              800,990
Quicke........................................................         34              467,134
Gutterman.....................................................         34              493,686
Weinstein.....................................................         32              514,287

     With respect to Mr. Gutterman, service is limited to 30 years by the terms of the plan.

     Benefits shown are computed as a straight life annuity beginning at age 65* and are offset by a portion of estimated Social Security benefits, if applicable.
------------

*  At normal retirement age or current age if older.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company has entered into employment agreements with the named executive officers listed below (supplementary retirement agreements with any of the named executive officers are accounted for in the foregoing section, 'Pension Plans').

                                                                                 TERM OF                 ANNUAL
          NAME                                TITLE                             AGREEMENT             COMPENSATION
------------------------  ---------------------------------------------  -----------------------      ------------

John J. Quicke..........  President and Chief Operating Officer              1/1/95 - 12/31/2002(1)     $560,000(2)
Martin Weinstein........  Senior Vice President, Gas Turbine Operations      6/1/96 - 12/31/2002(1)     $530,700(2)

------------

(1) The term may be extended or terminated prior to expiration under certain circumstances (including death, disability and for cause).

(2) These amounts reflect March 1, 1999 salaries and do not include additional incentive compensation which may be payable.

STOCK PERFORMANCE GRAPH -- 5 YEAR CUMULATIVE INDEX

     The graph set forth below compares the annual percentage change in the cumulative total shareholder return on an investment of $100 in the Company's Common Stock, on an indexed basis, with the S&P 500 Stock Index and the S&P Aerospace/Defense Index, for the period of five years ended December 31, 1998.

                          TOTAL RETURN TO SHAREHOLDERS
                              REINVESTED DIVIDENDS


                               [PERFORMANCE GRAPH]


                                                   INDEXED RETURNS
                                                     Years Ending
                    Base Period
Company/Index          Dec 93        Dec 94       Dec 95       Dec 96       Dec 97       Dec 98
--------------------------------------------------------------------------------------------------
SEQUA CORP -CL A          100         80.00        93.85       120.77       200.19       184.23
SEQUA CORP -CL B          100         82.24       122.01       154.44       230.12       227.03
S&P 500 INDEX             100        101.32       139.40       171.40       228.59       293.91
AEROSPACE/DEFENSE-500     100        108.17       179.00       239.44       246.34       188.83



REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is developed and implemented by the Company's Human Resources Department in conjunction with the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of two non-employee directors, approves all elements of the program, which is then ratified by the full Board of Directors. This program is based upon objectives that seek to attract and retain key executives critical to the success of the Company, and to reward and motivate executives for performance that maximizes Company success and shareholder value. In order to accomplish these goals, the Company has designed a competitive base salary program and annual incentive cash bonus plans which are predominantly geared toward achievement of stated financial goals. In addition, stock option grants may be awarded from time to time in order to emphasize stockholder returns and focus on long-term goals.

     Base salaries for executive officers of the Company are intended to maintain competitive rates of pay for executives in relation to the market. The Company competes for executive talent across a broad range of industrial and non-industrial industry segments. The Company's Human Resources Department collects and analyzes competitive salary data from a comprehensive group of surveys produced by leading human resource/compensation consulting firms. In 1998, these surveys included those published by Towers Perrin, Hewitt Associates, the Conference Board, William M. Mercer, Inc. and the American Compensation Association, among others. These surveys disclose compensation levels for executives at corporations comparable to the Company in size and industry mix, including firms classified as 'S&P 500.' The Human Resources Department does not limit its comparative analyses to companies classified as 'Aerospace/Defense,' since it believes that the Company competes for executive talent beyond these industries.

     This analysis is presented to the Compensation Committee in the form of an 'Officer Salary Survey.' In the officers' survey, particular reliance is placed on the findings of Towers Perrin and Hewitt Associates. Here, definitions of survey positions, company size and industry mix most closely align with the actual responsibilities of Sequa's executive officer group. The base salary levels for certain of Sequa's executive officers fall at the high end of survey ranges, although these levels are disproportionately affected by salaries paid to those executives with extensive years of service.

     The Compensation Committee's review of the competitive market resulted in salary increases of 5.0% being awarded to Messrs. Alexander and Krinsly and 6.6% to Messrs. Quicke and Weinstein in March 1999. The executive officers were granted the foregoing increases as a result of the Compensation Committee's determination that these adjustments were required in order to maintain competitive, yet reasonable, salary levels. In all cases, there was a desire to maintain the high level of motivation and contribution associated with these executives. The Compensation Committee's conclusions were based upon the detailed comparisons described above with respect to Company size, complexity and industry mix, overlaid by the performance, experience and tenure of the Company's executive officers.

     The Company's annual incentive bonus plans seek to motivate and reward executives by recognizing the impact their individual accomplishments have had on the financial performance of the Company or of a particular division during the previous year. The named executive officers are measured by the Company's Management Incentive Bonus Plan for Corporate Executive Officers (the 'Plan'). Three of the five corporate executive officers earned bonuses for 1998 based solely on the Company's having achieved in excess of certain target levels of primary earnings per share from continuing operations, before extraordinary items ('EPS'), which target is determined by the Compensation Committee each year: the Chairman/Chief Executive Officer was awarded a bonus of $1,210,209; the Senior Executive Vice President/General Counsel was awarded $597,481; and the Executive Vice President/Finance and Administration was awarded $361,931. The bonus opportunity for the Chairman/Chief Executive Officer is calculated at 32.5% of his base compensation if the Company achieves its 'Minimum' EPS; up to 65% of base compensation at 'Par' EPS; and up to 97.5% of base compensation at 'Outstanding' EPS. The bonus opportunity for the Senior Executive Vice President/General Counsel and the Executive Vice President/Finance and Administration is calculated at 30%, up to 60% and up to 90% of their respective base compensation, depending upon whether 'Minimum,' 'Par' or 'Outstanding' EPS, respectively, has been achieved.

     For the President/Chief Operating Officer, 33.3% of bonus opportunity is based upon Company EPS, with the other 66.6% dependent upon actual operating income and return on net assets ('RONA') results, as compared against budgeted results, for the operations which are under his direction (all non-gas turbine operations). This provision was designed so that the Plan would reflect the contributions made by Mr. Quicke not only to the Company as a whole but also to the operations he directs. Accordingly, Mr. Quicke was awarded a bonus of $437,325, based upon both the Company EPS component of his bonus formula, as well as the 1998 operating income and RONA, as compared against budgeted results, of the operations under his direction.

     For the Senior Vice President, Gas Turbine Operations, 33.3% of his bonus opportunity is based upon Company EPS and 66.6% on actual operating income and RONA results (before major litigation expenses), as compared against budgeted results, for the gas turbine operations which are under his supervision. Accordingly, Mr. Weinstein was awarded a bonus of $448,110, based upon both the Company EPS component of his bonus formula, as well as the 1998 operating income and RONA, as compared against budgeted results, of the gas turbine operations.

     The Plan was initially approved by shareholders in 1994 to comply with
Section 162(m) of the Internal Revenue Code. That section provides that compensation of an executive officer who is required to be listed in the Summary Compensation Table of the Proxy Statement is not tax deductible by the Company to the extent that it exceeds $1.0 million, unless certain criteria (including shareholder approval) have been met. Thus, bonuses (but not salaries) payable to Corporate Executive Officers under the Plan (which complies with the requirements of Section 162(m)) are tax deductible by the Company even if they raise the total compensation of any such officer above $1.0 million. While the terms of the Plan provide that it cannot be substantively amended without shareholder approval (or it will no longer be in compliance with Section 162(m)), the Compensation Committee always retains discretion to impose more restrictive, although not more generous, criteria under the Plan. The terms of the original 1994 Plan provided for achievement of budgeted EPS levels of 85% (Minimum), up to 100% (Par) and up to 115% (Outstanding). The Compensation Committee adjusted these bonus levels for 1998 for achievement of budgeted EPS levels of 85% (Minimum) and up to 100% (Par). In addition, they adjusted the bonus level for 1998 for achievement of budgeted EPS to 125% (Outstanding). While the 1998 percentages were lower than those of the previous year, the budgeted EPS for 1998 was three times higher than that set for 1997. Consequently, the bonus thresholds were, in fact, more difficult to achieve in 1998 than in 1997.

     It is the belief of the Compensation Committee that long-term compensation awards in the form of stock options remain a significant part of an overall executive compensation package. Accordingly, approval for the 1998 Key Employees' Stock Option Plan (which provides for maximum aggregate grants to any one employee of no more than 50,000 shares of stock during the term of said plan) was obtained at the 1998 Annual Meeting of Stockholders.

     The performance of the Company improved substantially in 1998, largely due to the continued recovery at the gas turbine operation, the substantial turnaround at MEGTEC, and continued strong performance at several other operating units of the Company. Although the outlook for the aerospace industry and other key markets served by Sequa businesses appears to be favorable, unforeseen events, such as the recent turmoil in Asia, can affect performance. The Compensation Committee is confident, however, that Sequa's executive officer group is fully equipped to meet whatever challenges are encountered in the course of directing the Company's operations. The Compensation Committee believes that the total compensation packages provided to the Company's executive officers are competitive without being excessive and are appropriate to assure the retention and motivation of this highly skilled and experienced segment of the Sequa workforce.

                                          Compensation Committee

                                          Gerald Tsai, Jr., Chairman
                                          Donald D. Kummerfeld
                                          A. Leon Fergenson*

* Mr. Fergenson was a member of the Compensation Committee through May 7, 1998.

          PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED NUMBER OF SHARES

     The Company's Restated Certificate of Incorporation, as amended on
December 19, 1986 and further amended on May 7, 1987 (the 'Certificate of Incorporation') currently authorizes 31,825,000 shares of Capital Stock, of which 25,000,000 shares are Class A Common Stock, 5,000,000 shares are Class B Common Stock and 1,825,000 shares are Preferred Stock. Of the 25,000,000 shares of Class A Common Stock authorized, as of March 1, 1999, 7,046,193 shares were outstanding, 228,971 shares were held in the Company's treasury, 528,367 shares were reserved for issuance under the Company's benefit plans, 3,329,790 shares were reserved for issuance upon the conversion of any shares of Class B Common Stock and 545,742 shares were reserved for issuance upon the conversion of any of the Company's $5.00 Cumulative Convertible Preferred Stock. Of the 5,000,000 shares of Class B Common Stock authorized, as of March 1, 1999, 3,329,790 shares were outstanding and 397,283 shares were held in the Company's treasury. Of the 1,825,000 shares of Preferred Stock authorized, as of March 1, 1999, 412,815 shares were outstanding and 383,990 shares were held in the Company's treasury.

     The Board of Directors has determined that it is in the best interests of the Company's stockholders to increase the number of shares of Class A Common Stock which the Company is authorized to issue from 25,000,000 to 50,000,000 shares and to increase the number of Class B Common Stock which the Company is authorized to issue from 5,000,000 to 10,000,000. No increase in the number of shares of authorized Preferred Stock is being proposed at this time.

     The Board of Directors believes that the proposed increase in the number of authorized shares of Class A Common Stock and Class B Common Stock will benefit the Company by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares could be used for possible future acquisitions, financings, stock dividends and other proper corporate purposes. Pursuant to provisions in the Company's Certificate of Incorporation, shares of Class B Common Stock can be issued only in the form of a distribution or distributions pursuant to a stock dividend on, or a split-up of, the shares of Class B Common Stock and only to the then holders of the outstanding shares of Class B Common Stock in conjunction with and in the same ratio as a stock dividend on, or split-up of, the shares of Class A Common Stock.

     Within the limits imposed by applicable law and the rules of the New York Stock Exchange, described below, shares of Class A Common Stock and, subject to the above-mentioned restrictions in the Company's Certificate of Incorporation, shares of Class B Common Stock could be issued in one or more transactions. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of the Company more difficult and, therefore, less likely. An issuance of additional shares of Class A or Class B Common Stock would have the effect of diluting the earnings per share and book value per share of existing shares of Class A or Class B Common Stock and could dilute the stock ownership of persons seeking to obtain control of the Company. The Board of Directors, however, has no present plans, understandings or agreements to issue the additional shares to be authorized except pursuant to the Company's benefit plans and its convertible securities.

     The Board of Directors does not currently intend to propose any amendments to the Company's Certificate of Incorporation which might be deemed to have the effect of discouraging transactions that might lead to a change of control of the Company, although such amendments or other programs may be considered by the Board in the future if it believes the interests of the stockholders would be protected thereby.

     The New York Stock Exchange, on which the Class A Common Stock, Class B Common Stock and Preferred Stock are listed, currently requires stockholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before such issuance.

     Except for the increase of the number of authorized shares, the proposed amendment would not change any of the provisions of the Company's Certificate of Incorporation. All shares of Class A Common Stock, Class B Common Stock and Preferred Stock, including the additional shares of Class A Common Stock and Class B Common Stock that would be authorized if the proposed amendment is adopted, which are not issued and outstanding would be issuable at any time or from time to time by action of the Board of Directors without further authorization from stockholders, except to the extent that such further authorization is required by the rules of the New York Stock Exchange, the terms of any series of the Company's Preferred Stock, the terms of the Company's Certificate of Incorporation, the terms of any agreements or securities the Company may hereafter enter into or issue, or applicable law.

     The additional shares of Class A Common Stock and Class B Common Stock which would be authorized by the proposed amendment would have the same rights and privileges as and otherwise be identical to the shares of Class A Common Stock or Class B Common Stock, as the case may be, currently authorized and outstanding. The Certificate of Incorporation empowers the Board of Directors to determine the relative rights and limitations of series of Preferred Stock, including, among other things, dividend rights, conversion prices, voting rights, redemption prices and the preferences, if any, of such series over shares of Class A and Class B Common Stock as to dividends or distributions of assets of the Company. It is possible that the future issuance of Preferred Stock having dividend and liquidation preferences could affect amounts that might otherwise be available to holders of Class A and Class B Common Stock as dividends or upon liquidation. Holders of the Company's shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of Class A Common Stock or Class B Common Stock when issued.

     In order to improve the Company's flexibility in responding to future business needs and opportunities, the Company's stockholders are accordingly being asked to adopt an amendment to the Company's Certificate of Incorporation to increase the aggregate number of shares which the Company is authorized to issue from 31,825,000 shares, of which 25,000,000 shares are Class A Common Stock, 5,000,000 are Class B Common Stock and 1,825,000 shares are Preferred Stock, to 61,825,000 shares, of which 50,000,000 shares shall be Class A Common Stock, 10,000,000 shares shall be Class B Common Stock and 1,825,000 shares shall be Preferred Stock.

     The Board of Directors recommends that the stockholders approve the amendment to the Company's Certificate of Incorporation, and intends to introduce at the forthcoming Annual Meeting the following resolution:

     'RESOLVED, that as proposed and declared advisable by the Board of Directors, Article FOURTH, Paragraph A of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

          `A. Classes and Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 61,825,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

             50,000,000 shares of Class A Common Stock, no par value (the 'Class A Common Stock');

             10,000,000 shares of Class B Common Stock, no par value (the 'Class B Common Stock'); and

             1,825,000 shares of Preferred Stock, one dollar ($1.00) par value (the 'Preferred Stock').' '

     The affirmative vote of holders of shares of stock representing a majority of the combined voting rights of all eligible classes of stock present or represented at the meeting is necessary for the adoption of this Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The stockholders will be asked to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year 1999. Arthur Andersen LLP has been regularly employed as the independent auditors for the Company since 1940. Representatives of the firm are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU
VOTE 'FOR' RATIFICATION OF THE APPOINTMENT OF THE ABOVE AUDITORS.

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                                 OTHER MATTERS

     The management of the Company knows of no business other than that referred to herein to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any adjournment thereof, it is intended that all proxies will be voted with respect to such business in accordance with the best judgment of the persons named in said proxies.

             PROPOSALS OF STOCKHOLDERS FOR THE 2000 ANNUAL MEETING

     Proposals by stockholders intended to be presented for action at the 2000 annual meeting of stockholders must be received by the Company at its principal executive offices, 200 Park Avenue, New York, New York 10166, not later than November 19, 1999. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. The SEC has amended Rule 14a-4(c) under the Securities Exchange Act of 1934 (the '1934 Act') which governs the Company's use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in the Company's proxy solicitation materials pursuant to Rule 14a-8 of the 1934 Act. Therefore, in the event a stockholder does not notify the Company at least 45 days before the date the Company mailed its proxy material for the prior year's annual meeting of stockholders (which
date would be February   , 2000 for the Company's 2000 Annual Meeting) of an
intent to present such a proposal at the Company's Annual Meeting, the Company's management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the Proxy Statement.

March   , 1999

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[Logo]
Printed on Rycled Paper



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                                   APPENDIX 1

                                ADMISSION TICKET

                               SEQUA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                             May 6, 1999 11:00 a.m.
                                270 Park Avenue
                         Conference Room A, 11th Floor
                               New York, New York

             If you plan to attend the Annual Meeting, please mark the notification box on the bottom of this card.

             YOU MUST PRESENT THIS PORTION OF THE CARD IN ORDER TO BE ADMITTED TO THE SEQUA CORPORATION ANNUAL MEETING ON MAY 6, 1999.







                                         Please note: The number(s) specified
                                         above refer(s) to the number of votes,
                                         not the number of shares. Class A
                                         Common Stock and $5.00 Cumulative
                                         Convertible Preferred Stock are each
                                         entitled to one vote per share.
              PLEASE DETACH HERE         Class B Common Stock is entitled to
                                         ten votes per share.

-------------------------------------------------------------------------------

[     ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 AND FOR ITEMS 2 AND 3.

1. Election of Director Nominees: Messrs. Alexander, Black, Dworman, Gottesman, Krinsly,
                                 Kummerfeld, LeFrak, Quicke, Sovern, Sullivan and Tsai

FOR all nominees [ ]   WITHHOLD authority        [ ]   *EXCEPTIONS   [ ]
listed above           to vote for all nominees
                       listed above


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*Exceptions __________________________________________________________________

                                      FOR  AGAINST   ABSTAIN

2. Approval of an amendment to the    [ ]    [ ]       [ ]
   Company's Certificate of
   Incorporation to increase the
   number of authorized shares of
   Class A and Class B Common Stock.

                                      FOR  AGAINST   ABSTAIN

3. Appointment of Arthur Andersen     [ ]    [ ]        [ ]
   LLP as independent auditors for
   1999.

   I plan to attend
   the Annual Meeting.      [ ]

   Address Change and/or    [ ]
   Comments Mark Here

NOTE: Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Dated:_____________________________________   , 1999

___________________________________________
               Signature(s)

___________________________________________

Votes MUST be indicated (x) in black or blue ink.    [X]

(PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.)

                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE



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                               SEQUA CORPORATION

      SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF
                  STOCKHOLDERS OF SEQUA CORPORATION--MAY 6, 1999

     The undersigned hereby appoints Norman E. Alexander and Stuart Z. Krinsly, or either of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting to be held at 270 Park Avenue, Conference Room A, 11th Floor, New York, New York at 11:00 AM and any adjournment or postponement thereof all shares of Common and Preferred Stock of Sequa Corporation that the undersigned would be entitled to vote at such meeting.

     This proxy, when properly executed, will be voted as directed by the stockholder. If no direction is given, when the duly executed proxy is returned, the shares represented by this proxy will be voted FOR all nominees in Item 1 and FOR Items 2 and 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side.)

                                                      SEQUA CORPORATION
                                                      P.O. BOX 11180
                                                      NEW YORK, N.Y. 10203-0180





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